UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2011

DYNACQ HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 000-21574

IRS Employer Identification No. 76-0375477

10304 Interstate 10 East, Suite 369	(713) 378-2000
Houston, Texas 77029	(Registrant’s Telephone Number,
(Address of Principal Executive Offices)	Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On September 29, 2011, the Board of Directors of Dynacq Healthcare, Inc. (which together with its affiliates is identified as the “Company,” “we”, “us” or “our,” unless otherwise stated or indicated by context) approved the closure of the Dallas hospital (the Garland facility) included in our U.S. division, effective September 30, 2011. The Garland facility has experienced decreases in net patient revenues and number of cases, generally attributable to the loss of physicians from our medical staffs and to other circumstances beyond our control. The opening of a new hospital near our Garland facility has had a direct adverse impact on our ability to retain members of the medical staff at that facility and consequently on our patient volume. The Garland facility was operating at a loss, and the Board of Directors believes that ceasing operations of the facility at this time is in the Company’s best interest. We do not expect to incur any material costs associated with termination of employment of the affected employees beyond accrued obligations for salary and benefits. The Board of Directors and management have not yet determined an estimate of any other costs associated with the cessation of operations. However, the ongoing losses incurred will be reduced due to the closing of the facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Date: October 5, 2011	By:	/s/ Philip S. Chan
Philip S. Chan
Chief Financial Officer